UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 7, 2018

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of a Material Definitive Agreement

On August 7, 2018, SYNNEX Corporation (“SYNNEX”) entered into an amendment to its Credit Agreement, initially dated as of November 27, 2013 (as amended from time to time, the “Credit Agreement”), with the lenders party thereto, Bank of America, N.A., as administrative agent, and certain United States subsidiaries of SYNNEX, as guarantors (the “Credit Agreement Amendment”). Among other things, the Credit Agreement Amendment amends the Credit Agreement by:

•	permitting SYNNEX to incur up to $1,800 million of additional secured indebtedness in connection with the acquisition of Convergys Corporation (“Convergys”);

•	permitting SYNNEX to assume indebtedness of Convergys in respect of its outstanding convertible debentures;

•

increasing the amount of incremental commitments for revolving loans or term loans SYNNEX is capable of requesting, such that the aggregate amount of all such increases will not exceed $500 million, plus an amount such that SYNNEX’ Consolidated First Lien Leverage Ratio (as defined in the Credit Agreement) on a pro forma basis, is not greater than 2.75 to 1.00; and

•

increasing the maximum Consolidated Leverage Ratio (as defined in the Credit Agreement) that SYNNEX is required to maintain from 4.00 to 1.00 to 4.25:1.00, but only from and after the first fiscal quarter ending after the closing of the Convergys acquisition through and including the fifth full fiscal quarter ending after the closing of the Convergys acquisition; such that from and after the sixth full fiscal quarter ending after the closing of the Convergys acquisition the maximum Consolidated Leverage Ratio that SYNNEX is required to maintain would return to 4.00 to 1.00.

With the exception of the first bullet set forth above, the modifications to the Credit Agreement set forth in the Credit Agreement Amendment will not become effective unless and until the closing of the Convergys acquisition occurs. In addition, if the closing of the Convergys acquisition does not occur on or prior to December 28, 2018 (which may be extended to March 28, 2019 in certain circumstances), the Credit Agreement Amendment will terminate and be of no further force and effect.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment which is attached hereto and filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this report is incorporated herein by reference.

Item 8.01	Other Events.

As a result of the entry into the Credit Agreement Amendment as described in Item 1.01 above, the $1,770 million commitment with respect to “Tranche B of the Bridge Facility” under SYNNEX’ Commitment Letter, dated as of June 28, 2018, by and among SYNNEX, JPMorgan Chase Bank, N.A., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (filed as exhibit 10.1 to the Form 8-K filed by SYNNEX on July 2, 2018), was reduced to zero.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Tenth Amendment to Credit Agreement, dated as of August 7, 2018, by and among SYNNEX, the subsidiaries of SYNNEX named therein, the lenders signatories thereto from time to time, and Bank of America, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2018	SYNNEX CORPORATION

	By:	/s/ Simon Y. Leung
Simon Y. Leung Senior Vice President, General Counsel and Corporate Secretary